Exhibit 10.2

FOURTH AMENDMENT TO EXIM GUARANTIED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO EXIM GUARANTIED CREDIT AGREEMENT (this “Amendment”), dated as of December 16, 2011, is entered into by and among WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, formerly known as Wells Fargo Foothill, LLC, as the administrative agent (in such capacity, “Agent”) for the Lenders (as defined below), the Lenders, STANADYNE INTERMEDIATE HOLDING CORP., a Delaware corporation (“Parent”), and STANADYNE CORPORATION, a Delaware corporation (“Borrower”).

RECITALS

A. Borrower, Parent, the lenders party thereto from time to time (the “Lenders”) and Agent have previously entered into that certain EXIM Guarantied Credit Agreement dated as of August 13, 2009 (as the same may be modified, supplemented or amended from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrower. Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

B. Borrower has requested that Agent and the Lenders amend the Credit Agreement which Agent and the Lenders are willing to do pursuant to the terms and conditions set forth herein.

C. Borrower and Parent are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Credit Agreement are being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Credit Agreement.

(a) The following definition is hereby added to Schedule 1.1 of the Credit Agreement in proper alphabetical order:

“‘Guaranteed Advances’ means the “Guaranteed Advances” under and as defined in the Domestic Credit Agreement.”

(b) The definition of “Commitment” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“‘Commitment’ means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement. Notwithstanding anything to the contrary in this Agreement or on Schedule C-1, (A) the aggregate amount of the Commitments of the Lenders hereunder, as of any date of determination, shall not exceed the lesser of (i) the Maximum Revolver Amount as of such date and (ii) the Borrowing Base as of such date, and the Commitment of each Lender hereunder shall be deemed to be temporarily reduced proportionate to such Lender’s Pro Rata Share to the extent either the Maximum Revolver Amount or the Borrowing Base is less than the aggregate amount of the Commitments, and (B) the aggregate amount of the Commitments under this agreement combined with the aggregate amount of “Revolver Commitments” (as defined in the Domestic Credit Agreement) shall not exceed $35,000,000.”

(c) The definition of “WFF” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“‘WFF’ means Wells Fargo Capital Finance, LLC, a Delaware limited liability company formerly known as Wells Fargo Foothill, LLC.”

(d) The last sentence of Section 2.4(b)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Unless otherwise required by Wells Fargo’s or WFF’s agreements with EXIM Bank, all payments to be made hereunder by Borrower shall be remitted to Agent and all (subject to Section 2.4(b)(iv) and Section 2.4(e)) such payments, and all proceeds of Collateral received by Agent, shall be applied, so long as no Application Event has occurred and is continuing, first, to reduce the balance of the Domestic Obligations (other than any Guaranteed Advances or interest with respect thereto) in accordance with the Domestic Credit Agreement, second, to reduce the balance of the Advances outstanding, third, to reduce the balance of any Guaranteed Advances or interest with respect thereto, and, thereafter, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.”

(e) Section 2.4(b)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) At any time that an Application Event has occurred and is continuing and except as otherwise provided with respect to Defaulting Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows unless otherwise required by Wells Fargo’s or WFF’s agreements with EXIM Bank:

a. first, to pay any Domestic Obligations (other than any Guaranteed Advances or interest with respect thereto) in accordance with the Domestic Credit Agreement, until paid in full,

b. second, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents, until paid in full,

c. third, to pay any fees or premiums then due to Agent under the Loan Documents until paid in full,

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d. fourth, to pay interest due in respect of all Protective Advances until paid in full,

e. fifth, to pay the principal of all Protective Advances until paid in full,

f. sixth, ratably to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,

g. seventh, ratably to pay any fees or premiums then due to any of the Lenders under the Loan Documents until paid in full,

h. eighth, ratably to pay interest due in respect of the Advances (other than Protective Advances), and the Swing Loans until paid in full,

i. ninth, ratably (i) to pay the principal of all Swing Loans until paid in full, (ii) to pay the principal of all other Advances until paid in full, and (iii) to Agent, to be held by Agent, for the benefit of Issuing Lender (and for the ratable benefit of each of the Lenders that have an obligation to pay to Agent, for the account of the Issuing Lender, a share of each Letter of Credit Disbursement), as cash collateral in an amount up to 105% of the Letter of Credit Usage,

j. tenth, to pay any other Obligations,

k. eleventh, to pay interest due in respect of all Guaranteed Advances until paid in full,

l. twelfth, to pay the principal of all Guaranteed Advances until paid in full, and

m. thirteenth, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.”

(f) Section 2.4(f)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) Each prepayment pursuant to Section 2.4(e)(ii), 2.4(e)(iii), 2.4(e)(iv), or 2.4(e)(v) above shall (A) so long as no Application Event shall have occurred and be continuing, be applied, unless otherwise required by Wells Fargo’s or WFF’s agreements with EXIM Bank, first, to the outstanding principal amount of the Domestic Obligations (other than any Guaranteed Advances or interest with respect thereto) in accordance with the Domestic Credit Agreement, second, to the outstanding principal amount of the Advances (without a corresponding reduction in the Maximum Revolver Amount), until paid in full, third, to cash collateralize the Letters of Credit in an amount equal to 105% of the then extant Letter of Credit Usage (without a corresponding reduction in the Maximum Revolver Amount), and fourth, to the outstanding Guaranteed Advances and interest with respect thereto, and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii). It is hereby understood and agreed that, notwithstanding anything contained in this Agreement or in

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the Domestic Credit Agreement to the contrary, the proceeds of Collateral constituting Export-Related Accounts Receivable (as defined in the Borrower Agreement) shall be applied first to the Obligations, in accordance with the Borrower Agreement and the agreements between Wells Fargo or WFF and EXIM Bank.”

(g) Schedule C-1 to the Credit Agreement is hereby amended and replaced with Schedule C-1 attached hereto.

2. Conditions Precedent to Effectiveness of this Amendment. This Amendment shall not become effective until all of the following conditions precedent shall have been satisfied or waived by Agent:

(a) Amendment. Agent shall have received this Amendment fully executed in a sufficient number of counterparts for distribution to all parties.

(b) Amendment to Domestic Credit Agreement. Agent shall have received an amendment to the Domestic Credit Agreement, in form and substance satisfactory to Agent, fully executed by Borrower and Parent (the “Domestic Amendment”).

(c) Representations and Warranties. The representations and warranties set forth herein and in the Credit Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) must be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof).

(d) Other Required Documentation. Agent shall have received all other documents and legal matters in connection with the transactions contemplated by this Amendment and such documents shall have been delivered or executed or recorded and shall be in form and substance reasonably satisfactory to Agent.

3. Representations and Warranties. Each of Borrower and Parent represents and warrants to the Agent and the Lenders as follows:

(a) Authority. Each of Borrower and Parent has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by each of Borrower and Parent of this Amendment have been duly approved by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restriction binding on any Borrower or Parent. No other corporate proceedings are necessary to consummate such transactions.

(b) Enforceability. This Amendment has been duly executed and delivered by each of Borrower and Parent. This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid and binding obligation of each of Borrower and Parent, enforceable against each of Borrower and Parent in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally), and is in full force and effect.

(c) Representations and Warranties. The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof as though made on and as of the date hereof.

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(d) No Default. No event has occurred and is continuing that constitutes a Default or Event of Default.

4. Choice of Law. The validity of this Amendment, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of New York.

5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

6. Reference to and Effect on the Loan Documents.

(a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b) Except as specifically set forth in this Amendment, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of each of Borrower and Parent to Agent and Lenders without defense, offset, claim or contribution.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

7. Ratification. Each of Borrower and Parent hereby ratify and confirm in all respects the Credit Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

8. Estoppel. To induce Agent and Lenders to enter into this Amendment and to induce Agent and Lenders to continue to make advances to Borrower under the Credit Agreement, each of Borrower and Parent hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Default or Event of Default and no right of offset, defense, counterclaim or objection in favor of either of Borrower or Parent as against Agent or any Lender with respect to the Obligations.

9. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

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10. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11. Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or any Lender to waive any of their respective rights and remedies under the Loan Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

STANADYNE INTERMEDIATE HOLDING CORP., a Delaware corporation

By:	/s/ Stephen S. Langin
Name:	Stephen S. Langin
Title:	Vice President, Chief Financial Officer and Secretary

STANADYNE CORPORATION, a Delaware corporation

By:	/s/ Stephen S. Langin
Name:	Stephen S. Langin
Title:	Vice President, Chief Financial Officer and Secretary

WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as Agent and as a Lender

By:	/s/ Jason P. Shanahan
Name:	Jason P. Shanahan
Title:	Vice President

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SCHEDULE C-1

COMMITMENTS

Lender	Revolver Commitment[2]	Commitment[3]
Wells Fargo Capital Finance, LLC	$15,000,000	$15,000,000
All Lenders	$15,000,000	$15,000,000

[2]

Notwithstanding the following, (A) the aggregate amount of the Revolver Commitments of the Lenders hereunder, as of any date of determination, shall not exceed the lesser of (i) the Maximum Revolver Amount as of any date and (ii) the Borrowing Base as of any date, and the Revolver Commitment of each Lender hereunder shall be deemed to be temporarily reduced proportionate to such Lender’s Pro Rata Share to the extent either the Maximum Revolver Amount or the Borrowing Base is less than the aggregate amount of the Revolver Commitments, and (B) the aggregate amount of the Revolver Commitments under this Agreement combined with the aggregate amount of “Revolver Commitments” (as such term is used in the Domestic Credit Agreement) shall not exceed $35,000,000.

[3]

Notwithstanding the following, (A) the aggregate amount of the Commitments of the Lenders hereunder, as of any date of determination, shall not exceed the lesser of (i) the Maximum Revolver Amount as of such date and (ii) the Borrowing Base as of such date, and the Commitment of each Lender hereunder shall be deemed to be temporarily reduced proportionate to such Lender’s Pro Rata Share to the extent either the Maximum Revolver Amount or the Borrowing Base is less than the aggregate amount of the Commitments, and (B) the aggregate amount of the Commitments under this Agreement combined with the aggregate amount “Revolver Commitments” (as defined in the Domestic Credit Agreement) shall not exceed $35,000,000.

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